Pilgrim’s Pride Reports Q3 Net Sales of $3.08 Billion, Operating Income of $94 Million and GAAP EPS of $0.14

GREELEY, Colo., October 28, 2020 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC) reports third quarter 2020 financial results.

Third Quarter Highlights
•Net Sales of $3.08 billion.
•Net GAAP Income of $33.4 million. Adjusted Net Income of $161.7 million or adjusted EPS of $0.66 excluding $110.5 million DOJ agreement.
•Consolidated Operating Income margin of 3% with Adjusted Operating Income margins of 6.7% in U.S. excluding DOJ agreement, 18.4% in Mexico and 3.5% in Europe.
•Adjusted EBITDA of $305.0 million, or a 9.9% margin, 18% higher than a year ago.
•Faced with the global Covid-19 pandemic, we continue to be guided by our principles of an uncompromising commitment to the safety of our team members, our duty to provide quality food globally, and our responsibility to provide continued employment opportunities and benefits for our team. To support the local communities where we operate, we initiated the “Hometown Strong” initiative, and are committed to invest $20 million in 2020.
•Strong focus in execution and dedication by our team members, supported by portfolio strategy of differentiated products, strong Key Customer relationships, and diversified global presence have helped us to counter challenging market conditions due to Covid-19 and improve the resiliency in our results.
•Demand in U.S. recovering, with our Retail and QSR business stronger than a year ago, though volatility and challenging conditions in commodity segments still remaining. Relative performance versus the industry continuing to improve, supported by our agility in adapting mix and Key Customer approach.
•Mexico experienced a significant rebound to record one of the strongest Q3 in its history despite unfavorable mix impact and added operating costs. Strong execution, higher economic activities, better supply/demand balance, a stronger Peso, and our increased share of non-commodity products contributed to the strength.
•The legacy European chicken business continued to improve its results despite Covid-19 impact, with better operational efficiencies and a commitment to innovation. Momentum of newly acquired European pork assets in generating positive EBITDA continuing, while margins also increasing on a consistent basis.
•Our liquidity position remains strong, supported by the relentless emphasis on cash flow generation, focus on working capital management, and disciplined investments in high-return projects, preserving the opportunity to maintain strategic growth priorities while strengthening our differentiated global platforms.

Unaudited (2)	Three Months Ended			Nine Months Ended
	September 27, 2020	September 29, 2019	Y/Y Change	September 27, 2020	September 29, 2019	Y/Y Change
	(In millions, except per share and percentages)
Net sales	$3,075.1	$2,778.0	+10.7%	$8,974.1	$8,345.7	+7.5%
U.S. GAAP EPS	$0.14	$0.44	(68.2)%	$0.38	$1.46	(74.0)%
Operating income	$94.3	$188.2	(49.9)%	$206.0	$604.8	(65.9)%
Adjusted EBITDA(1)	$305.0	$258.3	+18.1%	$582.7	$812.1	(28.2)%
Adjusted EBITDA margin(1)	9.9%	9.3%	+0.6 pts	6.5%	9.7%	-3.2 pts
(1)     Reconciliations for non-U.S. GAAP measures are provided in subsequent sections within this release.
(2)     Comparisons include newly acquired European pork assets (Tulip) from 10/15/19 forward.

“Once again we are grateful to our team for their continued commitment, dedication and hard work, in supporting our ability to keep our team members safe and healthy, and allowing us the capability to maintain production and supply to our customers during this unprecedented crisis. Although conditions have been improving, the markets have remained volatile and challenging in Q3 as a result of Covid-19. However, our diversified strategy has continued to mitigate the tough environment and produce the expected results in relative performance to industry competition, and deliver more resilient performance regardless of changes in specific market conditions. For Q3, the U.S. and Mexico rebounded from a difficult first half, with Mexico recording one of the strongest Q3 in its history, while Europe also continuing to improve despite the increase in operating costs related to Covid-19. We remain agile and are continuing to adapt our operations to changes in market conditions,” stated Fabio Sandri, Chief Executive Officer of Pilgrim's.

“During the third quarter, in the U.S. we are continuing to see demand recovering at our fresh operations, including from some sectors within foodservice, with more states gradually loosening travel and movement restrictions. Our Retail and QSR businesses have been especially strong, and demand from our customers has been outperforming the industry. Commodity large bird deboning was once again the most challenged this quarter. Operationally however, we continue to improve our relative performance versus the industry across all our business units, including commodity segments. We also continue to adapt quickly to changes in channel demand by adjusting the mix of our production capabilities, supported by our close partnerships with Key Customers, strong focus in execution by our team members, the geographical diversity of our footprint, and our presence across all bird size categories.”

“After a very difficult first half in 2020, our Mexican operations delivered great results in Q3, and we generated one of the strongest Q3 in the company's history in Mexico despite the unfavorable mix impact and added operating costs relative to the same period last year. A normalization in economic activities, an improved supply/demand balance in the market, a stronger Peso, and a very good operational performance, all contributed to the strength. We are continuing to invest in our Del Dia and premium Pilgrim’s brands (both prepared and fresh), as well as seeking more market share in the modern channel, which will bring more stable margins to our operations.”

“Our legacy European chicken operations are continuing to improve, driven by exposure to retail as well as a recovery in foodservice demand, particularly from QSR, despite the significant impact of Covid-19 on the operations. In addition, our strong internal operating performance and commitment to innovation have helped in mitigating the difficult environment. The positive momentum in improvement from the newly acquired European pork assets has been maintained, with positive EBITDA and margins continuing to increase. The performance was driven by strong demand at retail partially offset by a reduction in foodservice, continuing strength in pork exports especially to China, as well as the implementations of operational improvements and synergy capture.”

Conference Call Information

A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, October 29, at 7:00 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-

register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: https://services.choruscall.com/links/ppc201029.html

You may also reach the pre-registration link by logging in through the investor section of our website at www.pilgrims.com and clicking on the link under “Upcoming Events.”

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.” Please note that to submit a question to management during the call, you must be logged in via telephone.

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com. The webcast will be available for replay through January 29, 2021.

About Pilgrim’s Pride

Pilgrim’s employs approximately 55,400 people and operates protein processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K, and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: the impact of the COVID-19 pandemic, efforts to contain the pandemic and resulting economic downturn on our operations and financial condition, including the risk that our health and safety measures at Pilgrim’s Pride production facilities will not be effective, the risk that we may be unable to prevent the infection of our employees at these facilities, and the risk that we may need to temporarily close one or more of our production facilities; the risk that we may experience decreased production and sales due to the changing demand for food products; the risk that we may face a significant increase in delayed payments from our customers; and additional risks related to COVID-19 set forth in our Form 10-Q filed with the SEC; matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including anti-dumping proceedings and countervailing duty proceedings; and the impact of uncertainties of litigation and other legal matters described in our Quarterly Report on Form 10-Q, including the In re Broiler Chicken Antitrust Litigation, as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date hereof, and the Company undertakes no obligation to update any such statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Contact:	Dunham Winoto
Investor Relations
IRPPC@pilgrims.com
(970) 506-8192
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	September 27, 2020	December 29, 2019
	(In thousands)
Cash and cash equivalents	$768,031	$260,568
Restricted cash and cash equivalents	17,105	20,009
Trade accounts and other receivables, less allowance for doubtful accounts	706,123	741,281
Accounts receivable from related parties	616	944
Inventories	1,328,704	1,383,535
Income taxes receivable	77,651	60,204
Prepaid expenses and other current assets	159,643	131,695
Total current assets	3,057,873	2,598,236
Deferred tax assets	4,126	4,426
Other long-lived assets	15,079	36,325
Identified intangible assets, net	566,696	596,053
Goodwill	955,087	973,750
Operating lease assets, net	284,820	301,513
Property, plant and equipment, net	2,585,818	2,592,061
Total assets	$7,469,499	$7,102,364

Accounts payable	$915,661	$993,780
Accounts payable to related parties	5,752	3,819
Revenue contract liability	57,221	41,770
Accrued expenses and other current liabilities	691,329	575,319
Income taxes payable	—	7,075
Current maturities of long-term debt	25,485	26,392
Total current liabilities	1,695,448	1,648,155
Noncurrent operating lease liability, less current maturities	215,924	235,382
Long-term debt, less current maturities	2,610,668	2,276,029
Noncurrent income taxes payable	7,731	7,731
Deferred tax liabilities	339,051	301,907
Other long-term liabilities	169,365	97,100
Total liabilities	5,038,187	4,566,304
Common stock	2,612	2,611
Treasury stock	(342,698)	(234,892)
Additional paid-in capital	1,953,969	1,955,261
Retained earnings	972,490	877,812
Accumulated other comprehensive loss	(165,520)	(75,129)
Total Pilgrim’s Pride Corporation stockholders’ equity	2,420,853	2,525,663
Noncontrolling interest	10,459	10,397
Total stockholders’ equity	2,431,312	2,536,060
Total liabilities and stockholders’ equity	$7,469,499	$7,102,364

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
	(In thousands, except per share data)
Net sales	$3,075,121	$2,777,970	$8,974,072	$8,345,730
Cost of sales	2,761,279	2,495,773	8,363,272	7,476,731
Gross profit	313,842	282,197	610,800	868,999
Selling, general and administrative expense	219,554	94,032	404,837	264,313
Administrative restructuring activity	—	(20)	—	(90)
Operating income	94,288	188,185	205,963	604,776
Interest expense, net of capitalized interest	30,564	32,028	95,575	99,184
Interest income	(1,763)	(4,698)	(4,611)	(11,481)
Foreign currency transaction losses (gains)	9,092	3,027	(3,768)	7,923
Miscellaneous, net	360	1,367	(33,873)	2,521
Income before income taxes	56,035	156,461	152,640	506,629
Income tax expense	22,344	46,365	57,900	142,328
Net income	33,691	110,096	94,740	364,301
Less: Net income (loss) attributable to noncontrolling interests	245	331	62	457
Net income attributable to Pilgrim’s Pride Corporation	$33,446	$109,765	$94,678	$363,844

Weighted average shares of common stock outstanding:
Basic	244,186	249,467	246,740	249,344
Effect of dilutive common stock equivalents	190	262	158	308
Diluted	244,376	249,729	248,308	249,652

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$0.14	$0.44	$0.38	$1.46
Diluted	$0.14	$0.44	$0.38	$1.46

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 27, 2020	September 29, 2019
	(In thousands)
Cash flows from operating activities:
Net income	$94,740	$364,301
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	248,641	210,381
Deferred income tax expense	37,739	2,396
Gain on property disposals	(8,009)	(9,546)
Negative adjustment to previously recognized gain on bargain purchase	3,746	—
Loan cost amortization	3,635	3,609
Stock-based compensation	(1,291)	7,322
Accretion of discount related to Senior Notes	737	737
Amortization of premium related to Senior Notes	(501)	(501)
Loss (gain) on equity-method investments	297	(48)
Foreign currency transaction loss related to borrowing arrangements	—	1,259
Changes in operating assets and liabilities:
Trade accounts and other receivables	44,615	(46,648)
Inventories	41,292	(108,117)
Prepaid expenses and other current assets	(29,290)	3,536
Accounts payable, accrued expenses and other current liabilities	93,114	67,308
Income taxes	(30,868)	40,549
Long-term pension and other postretirement obligations	(823)	(1,578)
Other operating assets and liabilities	10,561	544
Cash provided by operating activities	508,335	535,504
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(242,603)	(258,725)
Proceeds from property disposals	21,715	15,168
Purchase of acquired business, net of cash acquired	(4,216)	—
Cash used in investing activities	(225,104)	(243,557)
Cash flows from financing activities:
Proceeds from revolving line of credit and long-term borrowings	386,696	99,638
Purchase of common stock under share repurchase program	(107,806)	(2,898)
Payments on revolving line of credit, long-term borrowings and finance lease obligations	(56,763)	(123,276)
Payment from equity distribution under Tax Sharing Agreement between JBS USA Food Company Holdings and Pilgrim’s Pride Corporation	—	(525)
Payment of capitalized loan costs	—	(652)
Cash provided by financing activities	222,127	(27,713)
Effect of exchange rate changes on cash and cash equivalents	(799)	(808)
Increase in cash, cash equivalents and restricted cash	504,559	263,426
Cash, cash equivalents and restricted cash, beginning of period	280,577	361,578
Cash, cash equivalents and restricted cash, end of period	$785,136	$625,004

PILGRIM’S PRIDE CORPORATION
Non-GAAP Financial Measures Reconciliation
(Unaudited)

This earnings release and the following financial statement tables include several supplemental non-GAAP financial measures, including EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted Operating Income, Adjusted Net Income, and Adjusted EPS, as further described below.
“EBITDA” is defined as the sum of net income (loss) plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (1) income (loss) attributable to noncontrolling interests, (2) transaction costs related to acquisitions, (3) charges or income from restructuring activities, (4) litigation settlement income or charges, (5) gain on bargain purchase and (6) foreign currency transaction losses (gains). EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the U.S. (“U.S. GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP. They should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
	(In thousands)
Net income	$33,691	$110,096	$94,740	$364,301
Add:
Interest expense, net	28,801	27,330	90,964	87,703
Income tax expense	22,344	46,365	57,900	142,328
Depreciation and amortization	84,265	71,851	248,641	210,381
EBITDA	169,101	255,642	492,245	804,713
Add:
Foreign currency transaction losses (gains)	9,092	3,027	(3,768)	7,923
Transaction costs related to acquisitions	—	—	134	—
DOJ agreement	110,524	—	110,524	—
Restructuring activity	—	(20)	—	(90)
Hometown Strong commitment	14,506	—	14,506	—
Minus:
Negative adjustment to previously recognized gain on bargain purchase	(2,006)	—	(3,746)	—
Shareholder litigation settlement	—	—	34,643	—
Net income attributable to noncontrolling interest	245	331	62	457
Adjusted EBITDA	$304,984	$258,318	$582,682	$812,089

The summary unaudited consolidated income statement data for the twelve months ended September 27, 2020 (the LTM Period) have been calculated by subtracting the applicable unaudited consolidated income statement data for the nine months ended September 29, 2019 from the sum of (1) the applicable audited consolidated income statement data for the year ended December 29, 2019 and (2) the applicable audited consolidated income statement data for the nine months ended September 27, 2020.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA
(Unaudited)

	Three Months Ended				LTM Ended
	December 29, 2019	March 29, 2020	June 28, 2020	September 27, 2020	September 27, 2020
	(In thousands)
Net income	$92,235	$67,449	$(6,400)	$33,691	$186,975
Add:
Interest expense, net	30,650	30,998	31,165	28,801	121,614
Income tax expense	18,681	38,512	(2,956)	22,344	76,581
Depreciation and amortization	76,849	79,773	84,603	84,265	325,490
EBITDA	218,415	216,732	106,412	169,101	710,660
Add:
Foreign currency transaction losses (gains)	(1,006)	(18,385)	5,525	9,092	(4,774)
Transaction costs related to acquisitions	1,239	215	(81)	—	1,373
DOJ agreement	—	—	—	110,524	110,524
Restructuring activity	6	—	—	—	6
Hometown Strong commitment	—	—	—	14,506	14,506
Minus:
Gain on bargain purchase	56,880	(1,740)	—	(2,006)	53,134
Shareholder litigation settlement	—	34,643	—	—	34,643
Net income attributable to noncontrolling interest	155	181	(364)	245	217
Adjusted EBITDA	$161,619	$165,478	$112,220	$304,984	$744,301

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by net sales for the applicable period. EBITDA margins are presented because they are used by management and we believe it is frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin
(Unaudited)

	Three Months Ended		Nine Months Ended		Three Months Ended		Nine Months Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
	(In thousands)
Net income	$33,691	$110,096	$94,740	$364,301	1.10%	3.96%	1.06%	4.37%
Add:
Interest expense, net	28,801	27,330	90,964	87,703	0.94%	0.98%	1.01%	1.05%
Income tax expense	22,344	46,365	57,900	142,328	0.73%	1.67%	0.65%	1.71%
Depreciation and amortization	84,265	71,851	248,641	210,381	2.74%	2.59%	2.77%	2.53%
EBITDA	169,101	255,642	492,245	804,713	5.51%	9.20%	5.49%	9.66%
Add:
Foreign currency transaction losses (gains)	9,092	3,027	(3,768)	7,923	0.29%	0.11%	(0.04)%	0.10%
Acquisition charges	—	—	134	—	—%	—%	—%	—%
DOJ agreement	110,524	—	110,524	—	3.59%	—%	1.23%	—%
Restructuring activity	—	(20)	—	(90)	—%	—%	—%	—%
Hometown Strong commitment	14,506	—	14,506	—	0.47%	—%	0.16%	—%
Minus:
Negative adjustment to previously recognized gain on bargain purchase	(2,006)	—	(3,746)	—	(0.07)%	—%	(0.04)%	—%
Shareholder litigation settlement	—	—	34,643	—	—%	—%	0.39%	—%
Net income (loss) attributable to noncontrolling interest	245	331	62	457	0.01%	0.01%	—%	0.01%
Adjusted EBITDA	$304,984	$258,318	$582,682	$812,089	9.92%	9.30%	6.49%	9.75%

Net sales	$3,075,121	$2,777,970	$8,974,072	$8,345,730	$3,075,121	$2,777,970	$8,974,072	$8,345,730

Adjusted Operating Income is calculated by adding to Operating Income certain items of expense and deducting from Operating Income certain items of income. Management believes that presentation of Adjusted Operating Income provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income to adjusted operating income as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Operating Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
	(In thousands)
GAAP operating income (U.S. operations)	$2,451	$125,168	$126,951	$426,968
DOJ agreement	110,524	—	110,524	—
Hometown Strong commitment	14,506	—	14,506	—
Adjusted operating income (U.S. operations)	$127,481	$125,168	$251,981	$426,968

Adjusted operating income margin (U.S. operations)	6.7%	6.5%	4.5%	7.4%

Adjusted Operating Income Margin for the U.S. is calculated by dividing Adjusted operating income by Net Sales. Management believes that presentation of Adjusted Operating Income Margin provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income margin for the U.S. to adjusted operating income margin for the U.S. is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP Operating Income Margin to Adjusted Operating Income Margin
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
	(In percent)
GAAP operating income margin (U.S. operations)	0.1%	6.5%	2.2%	7.4%
DOJ agreement	5.8%	—%	2.0%	—%
Hometown Strong commitment	0.8%	—%	0.3%	—%
Adjusted operating income margin (U.S. operations)	6.7%	6.5%	4.5%	7.4%

Adjusted net income attributable to Pilgrim's Pride Corporation ("Pilgrim's") is calculated by adding to Net Income attributable to Pilgrim's certain items of expense and deducting from Net Income attributable to Pilgrim's certain items of income. Management believes that presentation of Adjusted net income attributable to Pilgrim's provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of net income attributable to Pilgrim's per common diluted share to adjusted net income attributable to Pilgrim's per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Net Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
	(In thousands, except per share data)
Net income attributable to Pilgrim's	$33,446	$109,765	$94,678	$363,844
Adjustments:
Acquisition charges and restructuring activity	—	43	134	(26)
DOJ agreement	110,524	—	110,524	—
Hometown Strong commitment	14,506	—	14,506	—
Foreign currency transaction losses (gains)	9,092	3,027	(3,768)	7,923
Net tax expense (benefit) of adjustments(a)	(5,916)	(747)	(9,158)	(1,923)
Adjusted net income attributable to Pilgrim's	$161,652	$112,088	$206,916	$369,818
Weighted average diluted shares of common stock outstanding	244,376	249,729	248,308	249,652
Adjusted net income attributable to Pilgrim's per common diluted share	$0.66	$0.45	$0.83	$1.48
(a)    Net tax expense (benefit) of adjustments represents the tax impact of all adjustments shown above with the exclusion of the DOJ antitrust fine as this item is non-deductible for tax purposes.

Adjusted EPS is calculated by dividing the adjusted net income attributable to Pilgrim's stockholders by the weighted average number of diluted shares. Management believes that Adjusted EPS provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of U.S. GAAP to non-U.S. GAAP financial measures is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
	(In thousands, except per share data)
GAAP EPS	$0.14	$0.44	$0.38	$1.46
Adjustments:
Acquisition charges and restructuring activity	—	—	—	—
DOJ agreement	0.45	—	0.45	—
Hometown Strong commitment	0.06	—	0.06	—
Foreign currency transaction losses (gains)	0.04	0.01	(0.02)	0.03
Net tax impact of adjustments(a)	(0.02)	—	(0.04)	(0.01)
Adjusted EPS	$0.66	$0.45	$0.84	$1.48

Weighted average diluted shares of common stock outstanding	244,376	249,729	246,898	249,652
(a)    Net tax impact of adjustments represents the tax impact of all adjustments shown above with the exclusion of the DOJ antitrust fine as this item is non-deductible for tax purposes.

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
	(In thousands)
Sources of net sales by geographic region of origin:
US	$1,894,222	$1,931,657	$5,619,791	$5,732,201
Europe	845,677	517,531	2,425,140	1,568,396
Mexico	335,222	328,782	929,141	1,045,133
Total net sales	$3,075,121	$2,777,970	$8,974,072	$8,345,730

Sources of cost of sales by geographic region of origin:
US	$1,711,089	$1,739,474	$5,210,534	$5,123,278
Europe	785,347	474,490	2,256,034	1,452,254
Mexico	265,078	281,833	897,163	901,271
Elimination	(235)	(24)	(459)	(72)
Total cost of sales	$2,761,279	$2,495,773	$8,363,272	$7,476,731

Sources of gross profit by geographic region of origin:
US	$183,133	$192,183	$409,257	$608,923
Europe	60,330	43,041	169,106	116,142
Mexico	70,144	46,949	31,978	143,862
Elimination	235	24	459	72
Total gross profit	$313,842	$282,197	$610,800	$868,999

Sources of operating income by geographic region of origin:
US	$2,451	$125,168	$126,951	$426,968
Europe	29,949	25,325	76,324	62,233
Mexico	61,653	37,668	2,229	115,503
Elimination	235	24	459	72
Total operating income	$94,288	$188,185	$205,963	$604,776